UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VanEck Funds
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)
666 Third Avenue, 9th Floor, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
VanEck India Select ETF	NYSE Arca, Inc.	39-4003839

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 002-97596; 811-04297.
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1.    Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of the VanEck India Select ETF, an investment portfolio of VanEck Funds (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 189 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 002-97596; 811-04297) filed on February 6, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Item 2.    Exhibits

1.    The Trust’s Master Trust Agreement is included as Exhibit (a) (1) to Post-Effective Amendment No. 162 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-97596; 811-04297), as filed with the Securities and Exchange Commission on April 29, 2020.

(i) Amendment No. 39 to the Master Trust Agreement is included as Exhibit (a) (5) to Post-Effective Amendment No. 180 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-97596; 811-04297), as filed with the Securities and Exchange Commission on April 16, 2025.

(ii) Amendment No. 40 to the Master Trust Agreement is included as Exhibit (a) (6) to Post-Effective Amendment No. 180 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-97596; 811-04297), as filed with the Securities and Exchange Commission on April 16, 2025.

(iii) Amendment No. 41 to the Master Trust Agreement is included as Exhibit (a) (7) to Post-Effective Amendment No. 183 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-97596; 811-04297), as filed with the Securities and Exchange Commission on August 20, 2025.

(iv) Amendment No. 42 to the Master Trust Agreement is included as Exhibit (a) (8) to Post-Effective Amendment No. 189 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-97596; 811-04297), as filed with the Securities and Exchange Commission on February 6, 2026.

2.    The Trust’s Amended and Restated By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 131 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-97596; 811-04297), as filed with the Securities and Exchange Commission on April 25, 2016.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANECK FUNDS
Date: February 11, 2026	By: /s/ Laura I. Martinez Laura I. Martinez Vice President